PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated August 16, 2019)	File No. 333-233108

LUOKUNG TECHNOLOGY CORP.

26,666,667 Ordinary Shares,

Investor Warrants to Purchase up to 26,666,667 Ordinary Shares and

26,666,667 Ordinary Shares Issuable upon Exercise of the Investor Warrants

and

Placement Agent Warrants to Purchase up to 800,000 Ordinary Shares and

800,000 Ordinary Shares Issuable upon Exercise of the Placement Agent Warrants

We are offering 26,666,667 of our ordinary shares, par value $0.01 per share, together with warrants to purchase up to 26,666,667 of our ordinary shares, directly to several institutional investors pursuant to this prospectus supplement, the accompanying prospectus, and that certain Securities Purchase Agreement, dated July 26, 2022, by and among Luokung Technology Corp. (the “Company”) and the institutional investors signatories thereto. The warrants are exercisable immediately, at an exercise price of $0.41 per ordinary share, and expire five years from the date of issuance.

The ordinary shares and warrants will be sold together in units, each consisting of one ordinary share and a warrant (to purchase one ordinary share for each ordinary share included in the unit). The purchase price per unit will be $0.30. The ordinary shares and warrants will be issued separately but can only be purchased together in this offering. The ordinary shares issuable from time to time pursuant to the exercise of the warrants, including the ordinary shares issuable from time to time pursuant to the exercise of the warrant that we will issue to the Placement Agent (as defined below), as well as such warrants that we will issue to the Placement Agent, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares trade on the NASDAQ Capital Market under the symbol “LKCO.” The last reported sale price of our ordinary shares on the NASDAQ Capital Market on July 25, 2022 was $0.40 per share. There is no established public trading market for the warrants that we are offering and we do not expect a market to develop. For a more detailed description of the ordinary shares and the warrants, see the section entitled “Description of the Securities we are Offering” beginning on page S-29 of this prospectus supplement.

As of July 26, 2022, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $145.15 million based on 401,042,224 ordinary shares outstanding, of which 38,156,430 shares were held by affiliates as of such date, and a price of $0.40 per share, which was the last reported sale price of our ordinary shares as quoted on the NASDAQ Capital Market on July 25, 2022. Accordingly, we are not subject to the limitations set forth in General Instruction I.B.5 of Form F-3.

	Per Unit	Total
Offering price	$0.30	$8,000,000.10
Placement Agent’s fees	$0.0195	$520,000.00
Proceeds, before other expenses, to us	$0.2805	$7,480,000.10

We have retained FT Global Capital, Inc. to act as exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The Placement Agent will receive compensation in addition to the Placement Agent fees. We have also agreed to issue warrants to purchase up to 800,000 ordinary shares to the Placement Agent, and to indemnify the Placement Agent. See “Plan of Distribution” beginning on page S-31 of this prospectus supplement for more information regarding these arrangements.

We are not a Chinese operating company, but a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, we conducted the majority of our business through our wholly-owned or majority-owned subsidiaries and certain business through our operating entities established in the People’s Republic of China, or the PRC, primarily our VIEs. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we may explore and operate, we do not have any equity ownership of our VIEs, instead we receive the economic benefits of our VIEs’ business operations through certain contractual arrangements. Our ordinary shares that are currently listed on the Nasdaq Capital Markets are shares of our British Virgin Islands holding company that maintains service agreements through its wholly-owned or majority-owned subsidiaries with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For a description of our corporate structure and VIE contractual arrangements, and other risks of investing in our securities, see the sections entitled “Corporate Structure” beginning on page S-6 and “Risk Factors” beginning on page S-16 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We also believe that each of the contracts among our wholly-owned PRC subsidiary, our consolidated VIEs and its shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may be unable to direct the operations of our consolidated VIEs in the future, which conduct our manufacturing operations, hold significant asset and accounts for significant revenue, and may need to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including revoking our business and operating licenses, levying fines on us, confiscating any of our income that they deem to be obtained through illegal operations, shutting down our services, discontinuing or restricting our operations in China, imposing conditions or requirements with which we may not be able to comply, requiring us to change our corporate structure and contractual arrangements, restricting or prohibiting our use of the proceeds from overseas offering to finance our consolidated VIEs’ business and operations and taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our ordinary shares. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our consolidated VIEs or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIEs in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

In addition, while we will take every precaution available to effectively enforce the contractual and corporate relationship of the VIE agreements, these contractual arrangements are less effective than direct ownership and we may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under VIE Agreements, we will rely on the performance by the VIEs and its shareholders of their obligations under the contracts to direct the operation of the VIEs. As such, the shareholders of VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

Our former independent registered public accounting firm, Moore Stephens CPA Limited issued an audit opinion on the financial statements for the fiscal year ended December 31, 2020 contained in the Annual Report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on May 14, 2021 (the “Form 20-F for 2020”). Our current auditor, MSPC Certified Public Accountants and Advisors, a professional Corporation (“MSUSA”) will issue audit reports related to us for the fiscal year ended December 31, 2021 and in the future. As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our current auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our current auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA (as defined below) to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the securities offered pursuant to this prospectus supplement on or about July 28, 2022.

The date of this prospectus supplement is July 26, 2022

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated August 16, 2019, are part of a registration statement on Form F-3 (File No. 333-233108) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward-looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Unless the context otherwise requires, the terms “LKCO,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Luokung Technology Corp., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China. “Zhong Chuan Shi Xun” or the “VIE” refer to Beijing Zhong Chuan Shi Xun Technology Limited, the Company’s variable interest entity, unless otherwise indicated.

Overview

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a British Virgin Islands limited liability company (“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokuang” and “SuperEngine”. “Luokuang” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing. In May 2010, we consummated an initial public offering of our American Depository Shares, or ADSs, for gross proceeds of $16 million, and our ADSs were listed on the NASDAQ Capital Market under the ticker symbol “KONE”. On August 17, 2018, we completed the transactions contemplated by the Asset Exchange Agreement (“AEA”) with C Media Limited (“C Media”) entered into on January 25, 2018. On August 20, 2018, we changed our name to Luokung Technology Corp., our American Depository Shares (“ADSs”) were voluntarily delisted from the NASDAQ Capital Market on September 19, 2018 and on January 3, 2019 our ordinary shares started trading on NASDAQ under the ticker symbol “LKCO”.

We are a spatial-temporal intelligent big data services company, as well as a provider of LBS and HD Maps for various industries in China. Backed by our proprietary technologies and expertise in HD Maps and multi-sourced intelligent spatial-temporal big data, we established city-level and industry-level holographic spatial-temporal digital twin systems and actively serves industries including smart transportation with applications in autonomous driving, smart highway and vehicle-road collaboration, natural resource asset management, covering carbon neutral and environmental protection remote sensing data service, and LBS smart industry applications, including mobile Internet LBS, smart travel, smart logistics, new infrastructure, smart cities, emergency rescue, etc.

We believe that road-to-vehicle coordination is the keystone for smart travel and autonomous driving in the future. Therefore, smart cars require smart roads. We are actively deploying smart solutions for both vehicles and roads.

For vehicles, we are supporting eMapgo’s position as an HD Map provider with continued investment in its technical R&D in the fields of autonomous driving data services, simulation services, and full-cognition AI services with a goal of continuing to optimize, deepen and expand services for automakers and top-tier autonomous driving firms. We believe we have led the development of the industry standard for “Autonomous Driving HD Map Collection Element Model and Interaction Format”, and we expect that eMapgo will continue to play an active role in setting industry standards in the near future.

For roads, we are actively promoting smart road services based on its spatial-temporal digital base, including but not limited to HD Map-based smart road AI digital base, 24/7 road hazard awareness, severe weather perception and other road information data perception service systems and smart management platforms. With these efforts, Luokung aims to assist expressway operators in managing their digitized assets more securely and efficiently and to achieve vehicle-to-road data communication where vehicles can digitally receive roadside information that affects safety, convenience and comfort in real time. We are providing similar smart digital services for China’s new generation smart transportation demonstration project-Changjiu Expressway, a project that showcases our respected position in the field of smart highways.

Although Luokung’s AI spatial-temporal big data services do not directly solve the issue of carbon emissions, we believe that our data service helps policymakers, industry regulators and market service participants monitor real situation and data changes, in their efforts to reduce carbon emissions and to serve as an important digital base for carbon emission trading. We believe that Luokung has established China’s most powerful remote sensing data engine that integrates high-resolution remote sensing, HD maps and various IoT sensor data, enabling us to launch the most efficient remote sensing data processing service. This offering addresses a broader market focus on industrial applications in carbon emission, carbon neutrality, geographical resources, forestry resources, water resources, crops and others, a marketplace we define as a carbon neutrality natural resource asset service business.

As an LBS data services provider of information flow management and market services, the growth of the business is powered by its unified platform capabilities to manage the whole life cycle market services from planning, ordering, fulfilling, conversion monitoring and reporting. It can optimize the delivery effectiveness through account unification for different platforms and intelligent distribution among different marketing channels, formats and creatives to achieve higher efficiency, lower cost and better performance, based on real time feedback loop integrating delivery and result tracking.

On August 17, 2018, we consummated an asset exchange transaction, pursuant to which we exchanged all issued and outstanding capital stock in Topsky Info-Tech Holdings Pte Ltd., the parent of Softech, for the issued and outstanding capital stock of LK Technology (the “Asset Exchange”). In connection with the Asset Exchange, we changed our name on August 20, 2018, and on September 20, 2018, issued to the shareholders of C Media Limited, the former parent of LK Technology, (i) 185,412,599 of our ordinary shares, par value $0.01 per share and (ii) 1,000,000 of our preferred shares. Upon the consummation of the Asset Exchange, we ceased our previous business operations and became a company focused on the provision of location-based service and mobile application products for long distance rail travelers in China.

On August 25, 2018, LK Technology entered into a Stock Purchase Agreement (the “Agreement”) with the shareholders (“Shareholders”) of Superengine Holding Limited, a limited liability company incorporated under the laws of the British Virgin Islands (the “Superengine”), pursuant to which LK Technology acquired all of the issued and outstanding shares of Superengine for an aggregate purchase price of US$60 million (the “Purchase Price”), which was paid by the issuance of our Ordinary Shares in an amount equal to the quotient of (x) the Purchase Price divided by (y) the average of the closing prices of the Ordinary Shares on the NASDAQ Capital Market over the 12 months period preceding July 31, 2018. We are a party to the Agreement in connection with the issuance of the Ordinary Shares and certain other limited purposes.

On August 28, 2019, the Company entered into a Share Purchase Agreement, pursuant to which the Company will acquire 100% of the equity interests of Saleya Holdings Limited (“Saleya”) from Saleya’s shareholders for an aggregate purchase price of approximately $120 million. On March 17, 2021, the Company completed the acquisition of 100% equity interest in Saleya for a consideration of (i) a cash amount of $102 million (RMB666 million), (ii) 9,819,926 LKCO ordinary shares and (iii) 1,500,310 LKCO preferred shares pursuant to a supplemental agreement dated February 24, 2021. The main operating subsidiary, eMapgo Technologies (Beijing) Co., Ltd. is a provider of navigation and electronic map services in China.

On May 10, 2019 and November 6, 2020, the Company entered into a Stock Purchase Agreement and The Supplementary Agreement to Stock Purchase Agreement with the shareholders of Botbrain AI Limited (“Botbrain”), a limited liability company incorporated under the laws of the British Virgin Islands, pursuant to which the Company acquired 67.36% of the issued and outstanding shares of Botbrain for an aggregate purchase price of $2.5 million (RMB 16.4 million), of which $1.5 million (RMB 9.6 million) was to be paid in cash to obtain 20% of Botbrain and the Company issued 1,789,618 ordinary shares to acquire the remaining 47.36% of Botbrain. The closing of the acquisition was completed on December 4, 2020.

On November 13, 2019, the Company entered into a Share Subscription Agreement with Geely Technology Group Co., Ltd. (“Geely Technology”) to issue 21,794,872 series A preferred shares at a purchase price of $1.95 per share for an aggregate purchase price of $42,500,000. Per the terms of the agreement, the Company recognized $32,910,257 as a loan. The Company received $21,743,857 as of December 31, 2019 and the remaining amount was received in January 2020. Geely Technology may request the repayment after November 2020, under such circumstance, the Company shall pay it back in January of 2021. On December 24, 2020, Geely Technology sent a notice of redemption. The Company is in negotiation for an extension with Geely Technology.

On November 13, 2019, the Company entered into a Securities Purchase Agreement with Acuitas Capital, LLC. and a Warrant to purchase the Company’s ordinary shares pursuant to which the Purchaser subscribed to purchase up to $100,000,000 of units with up to a $10,000,000 subscription at each closing, with each Unit consisting of one ordinary share and one warrant, where each whole warrant entitles the holder to purchase one ordinary share. The Securities Purchase Agreement contemplates periodic closings of $10,000,000. On July 16, 2020, the Company held the first closing pursuant to the Purchase Agreement and received $10,000,000. The Purchaser had received 7,763,975 ordinary shares on November 13, 2019 in consideration for such $10,000,000. The Purchaser also exercised the Warrant and received 15,897,663 ordinary shares upon the exercise of the Warrant. On December 31, 2020, the Purchase Agreement has been terminated.

On August 10, 2020, the Company entered into a cooperation framework agreement with Nanjing Antong Meteorological Data Limited (“Nanjing Antong”) and Nanjing Weida Electronic Technology Co., Ltd. (“Nanjing Weida”), pursuant to which the Company would invest $153,000 (RMB 1 million) each to Nanjing Antong and Nanjing Weida in order to establish a joint venture with Nanjing Antong. On August 27, 2020, the joint venture was established, SuperEngine, eMapgo Technologies (Beijing) Co., Ltd. (“EMG”) and Nanjing Antong hold 50%, 20% and 30% of equity of interest, respectively. The joint venture engages in real-time traffic information services for China’s high-class highways, urban roads, urban and rural roads, as well as expressway data and travel value-added services.

VIE Arrangements with Beijing Zhong Chuan Shi Xun Technology Limited’s Subsidiaries and Their Respective Shareholders

To comply with the PRC legal restrictions on foreign ownership of companies that operate mobile application services, our subsidiaries operate in such restricted service areas in the PRC through certain PRC domestic companies, whose equity interests are held by certain management members or founders of LK Technology Ltd. Part of the registered capital of these PRC domestic companies was funded by certain management members or founders of LK Technology Ltd. LK Technology Ltd., through its subsidiary Shenzhen Luokuang Technology Limited previously known as Zhong Chuan Tian Xia Information and Technology (Shenzhen) Limited (the “WFOE”), has entered into an exclusive business cooperation agreement with Beijing Zhong Chuan Shi Xun Technology Limited (“Zhong Chuan Shi Xun” or, for purposes of this section, the “VIE”) the PRC domestic company, which entitle the WFOE to receive a majority of the profit of Zhong Chuan Shi Xun. In addition, Shenzhen Luokuang Technology Limited has entered into certain agreements with those management members or founders, including an equity interest pledge agreement of the equity interests held by those management members or founders and an exclusive option agreement to acquire the equity interests in these companies when permitted by the PRC laws, rules and regulations. Details of the typical VIE structure of our significant consolidated VIEs, primarily domestic companies associated with the operations such as Zhong Chuan Shi Xun and its subsidiaries of Jiangsu Zhong Chuan Rui You Information and Technology Limited (“Zhong Chuan Rui You”), Huoerguosi Luokuang Information and Technology Limited (“Huoerguosi Luokuang”) and Shenzhen Jiu Zhou Shi Dai Digital and Technology Limited (“Jiu Zhou Shi Dai”), are set forth below:

Exclusive Business Cooperation Agreement

The VIE has entered into an exclusive business services agreement with the WFOE, pursuant to which the WFOE provides exclusive business services to the VIE. In exchange, the VIE pays a service fee to the WFOE which typically amounts to what would be substantially all of the VIE’s pre-tax profit, resulting in a transfer of substantially all of the profits from the VIE to the WFOE.

Exclusive Option Agreement

The VIE equity holders have granted the WFOE exclusive call options to purchase their equity interest in the VIE at an exercise price equal to the minimum price as permitted by applicable PRC laws. The WFOE may nominate another entity or individual to purchase the equity interest, if applicable, under the call options. Each call option is exercisable subject to the condition that applicable PRC laws, rules and regulations do not prohibit completion of the transfer of the equity interest pursuant to the call option. The VIE agrees not to distribute any dividends to the VIE equity holders without the approval of WFOE.

Equity Interest Pledge Agreement

Pursuant to the equity pledge agreement, the VIE equity holders have pledged all of their interests in the equity of the VIE as a continuing first priority security interest in favor of the WFOE to secure the performance of obligations by the VIE and/or the equity holders under the exclusive business cooperation agreement. The WFOE is entitled to exercise its right to dispose of the VIE equity holders’ pledged interests in the equity of the VIE and has priority in receiving payment by the application of proceeds from the auction or sale of such pledged interests, in the event of any breach or default under the exclusive business cooperation agreement, if applicable. These equity pledge agreements remain in force until all the obligations under the exclusive business cooperation agreement have been fulfilled.

The exclusive business cooperation agreement and equity interest pledge agreement described above also enable the Company to receive substantially all of the economic benefits from the VIE by typically entitling the WFOE to all dividends and other distributions declared by the VIE and to any distributions or proceeds from the disposal by the VIE equity holders of their equity interests in the VIE.

There are a number of uncertainties regarding the status of the rights of the British Virgin Islands holding company with respect to its contractual arrangements with the VIE, its founders and owners, including whether the PRC legal system could limit our ability to enforce these contractual agreements due to uncertainties under Chinese law and jurisdictional limits.

Power of Attorney

As for Zhong Chuan Shi Xun and Beijing Botbrain, pursuant to the relevant power of attorney, each of the relevant VIE equity holders irrevocably appoints the corresponding WFOE as its attorney-in-fact to exercise on its behalf any and all rights that such equity holder has in respect of its nominal equity interests in relevant VIE conferred by relevant laws and regulations and the articles of association of such VIE. The power of attorney shall remain effective as long as such VIE equity holder remain as a shareholder of Zhong Chuan Shi Xun or Beijing Botbrain.

As for EMG, pursuant to the relevant power of attorney, the relevant VIE equity holder irrevocably appoints certain person designated by the corresponding WFOE as its attorney-in-fact to exercise on its behalf any and all rights that such equity holder has in respect of its nominal equity interest in relevant VIE conferred by relevant laws and regulations and the articles of association of such VIE. The power of attorney of EMG shall remain effective until March 11, 2044, which will be renewed automatically for another ten (10) years unless the parties to the power of attorney agree otherwise.

The VIE arrangements with eMapgo Technologies (Beijing) Co., Ltd. (“EMG”) and its shareholders

Applicable PRC laws and regulations prohibit foreign investors from (i) holding a majority equity interest in PRC surveying and mapping companies, (ii) holding equity interest in PRC companies engaging in the production of digital navigation maps and aerial photogrammetry, and (iii) holding a majority equity interest in PRC companies providing internet content or other value-added telecommunication services or internet map services. As a British Virgin Islands corporation, the Company is deemed a foreign legal person under PRC law. Accordingly, the Company’s wholly owned subsidiary DMG Infotech Co., Ltd. (“DMG”), as a foreign-invested company, is currently ineligible to engage in the aforementioned business in the PRC.

The Company therefore conducts substantially all of its spatial-temporal big data processing activities through EMG (for purposes of this section, the “VIE”) in the PRC. To provide the Company with the power to control and the ability to receive the majority of the expected residual returns of the VIE, DMG entered into a series of contractual arrangements with EMG on November 1, 2006.

Agreements that transfer economic benefits to DMG

Exclusive Business Cooperation Agreement. DMG and the VIE entered into an Exclusive Business Cooperation Agreement on November 1, 2006. Pursuant to this cooperation agreement, the VIE engages DMG as VIE’s exclusive service provider to provide the VIE with business support and technical and consulting services during the term of the cooperation agreement, in accordance with the terms and conditions of this cooperation agreement, which may include all services within the business scope of DMG, including, without limitation, technical services, business consultations, license of intellectual property rights, equipment or property leasing, sales, marketing, system integration, product research and development, systems maintenance and such other services necessary and desirable to the successful operation of VIE as may be determined in DMG’s sole discretion. There is no limit on the amount of services DMG can potentially provide to the VIE. Since the senior management teams of the VIE and those of DMG are all assigned by the Company, the agreement effectively entitles DMG to charge the VIE service fees that amount to substantially all of the net income of VIE. The term of this agreement is 10 years and shall be extended automatically unless a notice of termination is sent in writing by DMG prior to the expiration. DMG may terminate the agreement at any time by providing 30 days’ prior written notice to the VIE. The Exclusive Business Cooperation Agreement was re-signed on February 27, 2008 and March 24, 2021 respectively with the VIE arrangement unchanged. The term of the newest Exclusive Business Cooperation Agreement is extended to March 11, 2044 and shall be automatically extended 10 years unless a notice of termination is sent in writing by DMG prior to the expiration. The automatic renewal scheme remains effective so long as DMG does not send a written notice to terminate the cooperation agreement prior to the expiration.

Equity Pledge Agreements. DMG and the shareholders of the VIE entered into equity pledge agreements on November 1, 2006. Pursuant to the equity pledge agreements, the shareholders of the VIE pledge all of their equity interests in the VIE to DMG to guarantee the VIE’s performance of its obligations under the exclusive business cooperation agreements. If the VIE breaches its contractual obligations under those agreements, DMG, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The shareholders of the VIE agree that, without prior written consent of DMG, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests that would prejudice DMG’s interest. During the term of the equity pledge agreements, DMG is entitled to receive all the dividends paid on the pledged equity interests. The equity pledge agreement will expire when the VIE has fully performed its obligations under the exclusive business cooperation agreement. The equity pledge agreements were re-signed on February 27, 2008, October 15, 2010, March 18, 2018, and March 24, 2021 respectively due to changes of shareholders of the VIE.

Agreements that provide DMG effective control over the VIE

Proxy Agreements. The shareholders of the VIE signed a proxy agreement on March 27, 2008 appointing Mr. Zhigang Wang, CEO of DMG, or any person subsequently designated by DMG as its attorney-in-fact to vote on their behalf on all matters of the VIE requiring shareholder approval under PRC laws and regulations and the articles of association of the VIE. The proxy agreement will remain in force until the shareholders of the VIE are instructed by DMG to designate another PRC citizen to be the shareholders’ attorney-in-fact. The shareholders of the VIE re-signed proxy agreements on October 15, 2010 and March 18, 2018, respectively, appointing Mr. Zhixun Wang, legal representative of the VIE, or any person subsequently designated by DMG as its attorney-in-fact to vote on their behalf on all matters of the VIE requiring shareholder approval under PRC laws and regulations and the articles of association of the VIE. The shareholders of the VIE re-signed a proxy agreement on March 24, 2021 appointing Mr. Jian Zhang, legal representative of the VIE, or any person subsequently designated by DMG as its attorney-in-fact to vote on their behalf on all matters of the VIE requiring shareholder approval under PRC laws and regulations and the articles of association of the VIE.

The articles of association of the VIE state that the major rights of the shareholders include the power to review and approve the annual budget, operating strategy and investment plan, elect the members of the board of directors and approve their compensation plan. Therefore, through the irrevocable power of attorney arrangement, DMG has the ability to exercise effective control over the VIE through shareholder votes and, through such votes, to also control the composition of the board of directors and thus appoint the senior management of the VIE.

Exclusive Call Option Agreements. DMG, the VIE and the shareholders of the VIE signed exclusive call option agreements on November 1, 2006, March 27, 2008, October 15, 2010, March 18, 2018, and March 24, 2021 respectively. Pursuant to the exclusive call option agreements, the VIE’s shareholders irrevocably grant DMG an exclusive option to purchase, or cause a person designated by it to purchase, to the extent permitted under PRC law, all or part of the equity interests in the VIE. The purchase price would be the legally allowed minimum amount. DMG has sole discretion to decide when to exercise the option, whether in part or in full. The term of the agreement will not expire unless all of the equity interests in the VIE has been purchased by DMG, or by persons or entities designated by DMG. Through the exclusive call option agreements, each of VIE’s shareholders irrevocably granted DMG an exclusive right to acquire, at any time, for its own account or through one or more PRC individuals or entities as nominee shareholders of its choice to replace the existing shareholders of the VIE, which constitutes a substantive kick-out right that is exercisable and enforceable under current PRC laws and regulations. This kick-out right reinforces DMG’s ability to direct the activities that most significantly impact the VIE’s economic performance.

As a result of these contractual arrangements, the Company, through its wholly owned subsidiary, DMG, has (1) the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and (2) the right to receive benefits from the VIE. Consequently, DMG, ultimately the Company, is the primary beneficiary of the VIE and the Company has consolidated the financial results of the VIE in its financial statements since the later of the date of inception or acquisition.

In concluding that the Company is the primary beneficiary of the VIE, the Company believes that the powers of attorney are valid, binding and enforceable under existing PRC laws and regulations and enable the Company, through DMG, to vote on all matters requiring shareholder approval for the VIE. In addition, the Company believes that the exclusive call option agreements provide the Company, through DMG, with a substantive kick-out right. More specifically, the terms of the exclusive call option agreements are exercisable and enforceable under current PRC laws and regulations, and the minimum amount of consideration permitted by the applicable PRC law to exercise the purchase option does not represent a financial barrier or disincentive for the Company, through DMG, to exercise the purchase option. The Company’s rights under the powers of attorney and the exclusive call option agreements provide the Company with control over the shareholders of the VIE and thus provide the Company with the power to direct the activities that most significantly impact VIE’s economic performance. The Company believes that this ability to exercise control together with the equity pledge agreements ensure that the VIE will continue to execute and renew the exclusive business cooperation agreement and pay related service and license fees to DMG and that accordingly the Company, through its wholly owned subsidiary, DMG, has the rights to receive the economic benefits from the VIE.

Corporate Structure

Luokung Technology Corp.
100%
100%
LK Technology Ltd.
Saleya Holding Limited
67.36%
BOTBRAIN AI LIMITED
100%
100%
100%
100%
100%
Mobile Media (China) Limited
MMB Limited
BOTBRAIN LIMITED
SuperEngine Holdings Limited
Overseas
Mainland China
100%
100%
100%
100%
Beijing Luokuang Spatial-Temporal Data Technology Co., Ltd.
Yunnan Luokuang Technology Limited
Shenzhen Luokuang Technology Limited
Beijing BotBrain AI Information Technology Ltd.
DMG Infotech Co., Ltd
VIE
VIE
VIE
Beijing Zhong Chuan Shi Xun Technology Limited
51%
51%
100%
100%
100%
100%
67.36%
41%
41%
100%
100%
Beijing Yuanli Anda Technology Limited
Luokuang Zhitong Technology Limited
Jiangsu Zhong Chuan Rui You Information and Technology Limited
Shenzhen Jiu Zhou Shi Dai Digital and Technology Limited
Huoerguosi Luokuang Information and Technology Limited
Shanghai PICO AI Technology Co., Ltd.
Beijing BotBrain AI Technology Ltd.
Beijing Wave Function Culture Development Co., Ltd
Yunnan Wave Function Technology Co., Ltd
SuperEngine Graphics Software Technology Development (Suzhou) Co., Ltd
eMapgo Technologies (Beijing) Co., Ltd.
65%
100%
100%
50%
20%
Nanjing BotBrain AI Technology Ltd.
Anhui SuperEngine Intelligent Technology Co., Ltd
SuperEngine (Hainan) Technology Development Limited
Luokuang Datong Data Technology Limited
35%
35%
Beijing GWIN Digital Technology Co., Ltd.

Cash Flows through Our Organization

Luokung Technology Corp. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and consolidated affiliated entities in China. As a result, although other means are available for us to obtain financing at the holding company level, Luokung Technology Corp.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by our PRC consolidated affiliated entities. If any of our subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends to Luokung Technology Corp. In addition, our PRC subsidiaries are permitted to pay dividends to Luokung Technology Corp. only out of their retained earnings, if any, as determined in accordance with applicable accounting standards and regulations. Further, our PRC subsidiaries and consolidated affiliated entities are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Under PRC laws and regulations, our PRC subsidiaries and consolidated affiliated entities are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to review by the banks designated by State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of our consolidated affiliated entities in which we have no legal ownership.

The following is the tabular form condensed consolidating schedule depicting the financial position, cash flows and results of operations for the parent, the consolidated variable interest entity, and any consolidation adjustments separately - as of and for the years ending December 31, 2021, 2020 and 2019.

Consolidating Statements of Income Information
	Year ended December 31, 2021
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Revenue	-	(2,121,185)	171,503,642	(24,314,492)	145,067,965
Cost of Revenue	300,000	(48,673)	131,315,543	(2,540,784)	129,026,086
Gross profit (loss)	(300,000)	(2,072,512)	40,188,099	(21,773,708)	16,041,879
Operating expenses	29,415,319	37,189,215	21,074,461	(6,018,545)	81,660,450
Loss from operations	(29,715,319)	(39,261,727)	19,113,638	(15,755,163)	(65,618,571)
Other expenses, net	3,139	(155,581)	(3,836,228)	9,919	(3,978,751)
Provision for income tax	-	-	(9,665)	8,136,002	8,126,337
Loss before noncontrolling interest	(29,712,180)	(39,417,308)	15,267,745	(7,609,242)	(61,470,985)
Less: loss attributable to noncontrolling interest	-	-	(7,330,267)	-	(7,330,267)
Net loss	(29,712,180)	(39,417,308)	7,937,478	(7,609,242)	(68,801,252)

	Year ended December 31, 2020
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Revenue	-	-	22,268,378	(4,004,590)	18,263,788
Cost of Revenue	-	-	17,479,479	-	17,479,479
Gross profit (loss)	-	-	4,788,899	(4,004,590)	784,309
Operating expenses	1,575,656	8,956,033	13,157,614	17,345,859	41,035,162
Loss from operations	(1,575,656)	(8,956,033)	(8,368,715)	(21,350,449)	(40,250,853)
Other expenses, net	13,582	161,076	141,014	(121,784)	193,888
Provision for income tax	-	-	-	-	-
Loss before noncontrolling interest	(1,562,074)	(8,794,957)	(8,227,701)	(21,472,233)	(40,056,965)
Less: loss attributable to noncontrolling interest	-	-	191,325	-	191,325
Net loss	(1,562,074)	(8,794,957)	(8,036,376)	(21,472,233)	(39,865,640)

	Year ended December 31, 2019
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Revenue	-	-	21,346,211	(2,567,039)	18,779,172
Cost of Revenue	-	-	14,976,016	-	14,976,016
Gross profit (loss)	-	-	6,370,195	(2,567,039)	3,803,156
Operating expenses	1,830,076	8,520,981	22,302,997	2,665,866	35,319,921
Loss from operations	(1,830,076)	(8,520,981)	(15,932,802)	(5,232,905)	(31,516,765)
Other expenses, net	(7,989)	(185,204)	542,810	(855,055)	(505,438)
Provision for income tax	-	-	70,992	-	70,992
Loss before noncontrolling interest	(1,838,065)	(8,706,185)	(15,319,000)	(6,087,960)	(31,951,211)
Less: loss attributable to noncontrolling interest	-	-	438,033	-	438,033
Net loss	(1,838,065)	(8,706,185)	(14,880,967)	(6,087,960)	(31,513,178)

Consolidating Balance Sheets Information

	Year ended December 31, 2021
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Cash	5,655,725	6,670,647	4,468,891	-	16,795,263
Accounts receivable	-	(4,996,556)	39,240,616	(20,440,693)	13,803,367
Other current asset	80,544,830	65,027,240	63,223,526	(181,668,212)	27,127,384
Total current asset	86,200,555	66,701,331	106,933,033	(202,108,905)	57,726,014
Property and equipment, net	-	943,401	4,639,079	-	5,582,480
Intangible asset, net	-	-	449,320	102,435,697	102,885,017
Right of use asset, net	-	1,228,469	3,256,374	-	4,484,843
Other-non-current asset	66,059,641	61,687,704	63,974,874	(97,211,714)	94,510,505
Total Non-current asset	66,059,641	63,859,574	72,319,647	5,223,983	207,462,845
Total Asset	152,260,196	130,560,905	179,252,680	(196,884,922)	265,188,859
Accounts payable	-	21,767,415	23,652,117	(36,226,913)	9,192,619
Lease liability	-	463,332	983,491	-	1,446,823
Other current liabilities	530,238	98,265,875	149,931,485	(157,658,534)	91,069,064
Total current liabilities	530,238	120,496,622	174,567,093	(193,885,447)	101,708,506
Lease liability-NC	-	804,303	2,260,054	-	3,064,357
Other non-current liabilities	-	-	941,073	5,626,921	6,567,994
Total non-current liabilities	-	804,303	3,201,127	5,626,921	9,632,351
Total liabilities	530,238	121,300,925	177,768,220	(188,258,526)	111,340,857
Accumulated deficit	(34,074,308)	(129,796,725)	(78,586,946)	59,747,703	(182,710,276)
Other equity	185,804,266	139,056,705	80,071,406	(68,374,099)	336,558,278
Total equity	151,729,958	9,259,980	1,484,460	(8,626,396)	153,848,002
Total Liability and stockholders’ equity	152,260,196	130,560,905	179,252,680	(196,884,922)	265,188,859

	Year ended December 31, 2020
	Parent	Subsidiaries	VIE and its subsidiary	Consolidation Adjustments	Consolidated

Cash	-	17,366	54,427	-	71,793
Accounts receivable	-	-	23,177,923	(19,196,981)	3,980,942
Other current asset	21,421	60,750,751	80,963,861	(133,739,655)	7,996,378
Total current asset	21,421	60,768,117	104,196,211	(152,936,636)	12,049,113
Property and equipment, net	-	16,421	497,942	-	514,363
Intangible asset, net	-	-	414,989	42,301,605	42,716,594
Right of use asset, net	-	210,239	159,508	-	369,747
Other-non-current asset	-	9,569,825	11,158,142	52,805,090	73,533,057
Total Non-current asset	-	9,796,485	12,230,581	95,106,695	117,133,761
Total Asset	21,421	70,564,602	116,426,792	(57,829,941)	129,182,874
Accounts payable	-	20,638,035	20,656,467	(35,452,991)	5,841,511
Lease liability	-	191,099	145,438	-	336,537
Other current liabilities	4,089,281	36,742,660	107,596,720	(80,993,571)	67,435,090
Total current liabilities	4,089,281	57,571,794	128,398,625	(116,446,562)	73,613,138
Lease liability-NC				-
Other non-current liabilities	-	-	-	2,875,631	2,875,631
Total non-current liabilities	-	-	-	2,875,631	2,875,631
Total liabilities	4,089,281	57,571,794	128,398,625	(113,570,931)	76,488,769
Accumulated deficit	(4,172,799)	(51,352,319)	(40,856,100)	(16,861,294)	(113,242,512)
Other equity	104,939	64,345,127	28,884,267	72,602,284	165,936,617
Total equity	(4,067,860)	12,992,808	(11,971,833)	55,740,990	52,694,105
Total Liability and stockholders’ equity	21,421	70,564,602	116,426,792	(57,829,941)	129,182,874

Consolidating Cash Flows Information

	Year ended December 31, 2021
	Parent	Subsidiaries	VIE	Elimination	Consolidated

Net cash (used in)/provided by operation activities	(86,208,510)	18,418,485	15,901,191	(1,899,125)	(53,787,959)
Net cash (used in)/provided by investing activities	(72,449,477)	(52,735,367)	(13,978,334)	60,766,693	(78,396,485)
Net cash (used in)/provided by financing activities	164,103,934	40,474,282	4,696,253	(60,363,735)	148,910,734
Effect of exchange rate changes on cash	209,778	102,830	(1,591,543)	1,276,116	(2,820)
Net increase in cash and cash equivalents	5,655,725	6,260,229	5,027,567	(220,051)	16,723,470

	Year ended December 31, 2020
	Parent	Subsidiaries	VIE	Elimination	Consolidated

Net cash (used in)/provided by operation activities	21	(4,229,760)	(11,651,021)	56,952	(15,823,808)
Net cash (used in)/provided by investing activities	-	(19,237,128)	(4,817,894)	4,673,626	(19,381,396)
Net cash (used in)/provided by financing activities	(21)	21,430,816	14,964,574	(4,856,951)	31,538,418
Effect of exchange rate changes on cash	-	25,684	17,207	-	42,891
Net increase in cash and cash equivalents	-	(2,010,388)	(1,487,134)	(126,373)	(3,623,895)

	Year ended December 31, 2019
	Parent	Subsidiaries	VIE	Elimination	Consolidated
Net cash (used in)/provided by operation activities	49	(5,396,893)	(11,256,732)	(1,609,968)	(18,263,544)
Net cash (used in)/provided by investing activities	-	(14,626,876)	(1,669,990)	1,669,990	(14,626,876)
Net cash (used in)/provided by financing activities	(49)	21,397,864	14,168,216	(125,778)	35,440,252
Effect of exchange rate changes on cash	-	(26,970)	(16,798)	(2,595)	(46,363)
Net increase in cash and cash equivalents	-	1,347,125	1,224,696	(68,352)	2,503,469

Chinese Regulatory Developments

We conduct all of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission (the “CSRC”) stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. To the best knowledge of this Company, as of the date of this prospectus supplement, current Chinese laws and regulations do not forbid us from issuing securities overseas. On December 24, 2021, the CSRC published draft regulations on domestic enterprises issuing securities and being listed overseas. According to the draft regulations, it will become compulsory for all relevant Chinese enterprises to register their overseas listing activities with the CSRC, and enterprises will be required to undertake the primary responsibilities of providing reliable information and ensuring their overseas listing activities meet relevant rules and laws at home and overseas. We will file required documentation once the final regulation is published by CSRC. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our independent registered public accounting firm issued an audit opinion on the financial statements incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC and will issue audit reports related to us in the future. As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which became effective on May 5, 2021. We will be required to comply with these rules if the SEC identifies our auditors as having a “non-inspection” year under a process to be subsequently established by the SEC.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA.

While the HFCAA is not currently applicable to us because our current auditors are subject to PCAOB review, if this changes in the future for any reason, we may be subject to the HFCAA. The implications of this regulation if we were to become subject to it are uncertain. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our ordinary shares is unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares.

The following is a summary of the principal risks we face related to our doing business in China. These risks are discussed more fully in the section titled “Risk Factors” and should be read in conjunction with those risk factors and the other risk factors included herein and incorporated by reference in our Annual Report on Form 20-F.

●	If the PRC government deems that our agreements with our variable interest entities (our “VIEs”) do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares.

●	Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and materially and adversely affect our competitive position.

●	Our business benefits from certain government tax incentives. Expiration, reduction or discontinuation of, or changes to, these incentives will increase our tax burden and reduce our net income.

●	If we were deemed a “resident enterprise” by PRC tax authorities, we could be subject to tax on our global income at the rate of 25% under the New EIT Law and our non-PRC shareholders could be subject to certain PRC taxes.

●	Our holding company structure may limit the payment of dividends.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

●	Governmental control of currency conversion may affect the value of your investment.

●	Fluctuation in the value of the RMB may have a material adverse effect on the value of your investment.

●	PRC laws and regulations governing our businesses. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

●	Our auditor is headquartered in the United States, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

●	It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Other Recent Developments

On each of February 5, 2021, February 11, 2021, February 17, 2021 and September 20, 2021, we entered into Securities Purchase Agreements (collectively, the “Purchase Agreements”) with certain institutional investors (the “Buyers”) pursuant to which we agreed to sell to the Buyers, in registered direct offerings, units consisting of one of our ordinary shares and a warrant to purchase ordinary shares (“Units”). These registered direct offerings closed on February 9, 2021, February 16, 2021, February 19, 2021 and September 22, 2021, respectively. The Placement Agent served as, and received customary compensation for serving as, the placement agent in each of these offerings.

In the February 5, 2021 offering, we sold Units consisting of an aggregate of 9,615,387 ordinary shares and warrants exercisable to purchase 4,807,694 at a price of $0.52 per Unit, for aggregate gross proceeds to us of approximately $5 million before deducting fees to the Placement Agent and other offering expenses payable by us. The warrants sold in the February 5, 2021 offering are exercisable for up to three years from the date of issuance at $0.68 per ordinary share, which exercise price will be reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant. The Placement Agent was paid a cash fee equal to 7.5% of the aggregate proceeds received by us from the sale of securities in the offering, and warrants, also exercisable at a price of $0.68 per ordinary share, to purchase 5.0% of the aggregate ordinary shares sold to the Buyers in the offering.

In the February 11, 2021 offering, we sold Units consisting of an aggregate of 16,891,892 ordinary shares and warrants to purchase 8,445,946 ordinary shares at a price of $0.888 per Unit, for aggregate gross proceeds to us of approximately $15 million before deducting fees to the Placement Agent and other offering expenses payable by us. The warrants sold in the February 11, 2021 offering are exercisable for up to three years from the date of issuance at $1.11 per ordinary share, which exercise price will be reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant. The Placement Agent was paid a cash fee equal to 7.5% of the aggregate proceeds received by us from the sale of securities in the offering, and warrants, also exercisable at a price of $1.11 per ordinary share, to purchase 5.0% of the aggregate ordinary shares sold to the Buyers in the offering.

In the February 17, 2021 offering, we sold Units consisting of an aggregate of 48,076,923 ordinary shares and warrants to purchase 19,230,768 ordinary shares at a price of $2.08 per Unit, for aggregate gross proceeds to us of approximately $100 million before deducting fees to the Placement Agent and other offering expenses payable by us. The warrants sold in the February 17, 2021 offering were initially exercisable for up to three years from the date of issuance at $2.38 per ordinary share, which exercise price was lowered to $1.60 as a result of the September 20, 2021 offering and the anti-dilution provisions therein, and will be further reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant. The Placement Agent was paid a cash fee equal to 7.0% of the aggregate proceeds received by us from the sale of securities in the offering, and warrants, exercisable at a price of $2.60 per ordinary share, to purchase 5.0% of the aggregate ordinary shares sold to the Buyers in the offering.

In the September 20, 2021 offering, we sold Units consisting of an aggregate of 27,333,300 ordinary shares and warrants to purchase 13,666,650 ordinary shares at a price of $1.20 per Unit, for aggregate gross proceeds to us of approximately $32.8 million before deducting fees to the Placement Agent and other offering expenses payable by us. The warrants sold in the September 20, 2021 offering were initially exercisable for up to three years from the date of issuance at $1.60 per ordinary share, which exercise price will be reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant. The Placement Agent was paid a cash fee equal to 6.5% of the aggregate proceeds received by us from the sale of securities in the offering, and warrants, exercisable at a price of $1.60 per ordinary share, to purchase 4.0% of the aggregate ordinary shares sold to the Buyers in the offering.

Corporate Information

Our principal executive office is located at B9-8, Block B, SOHO Phase II, No. 9, Guanghua Road, Chaoyang District, Beijing, People’s Republic of China 100020. Our website is www.luokung.com. We routinely post important information on our website. The information contained on our website is not a part of this prospectus supplement.

Our agent for service of process in the United States is Worldwide Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of One University Plaza, Suite 505, Hackensack, New Jersey 07601.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

The Offering

Issuer:	Luokung Technology Corp.

Units offered by us:	26,666,667 units

Ordinary shares offered by us:	26,666,667 shares

Ordinary shares to be outstanding after this offering (assuming no exercise of the warrants offered by us):	427,708,891 shares

Warrants offered by us:

We are offering to investors warrants to purchase up to an aggregate of 26,666,667 ordinary shares at an exercise price of $0.41 per share. The warrants have a term of five years. We are also issuing to the Placement Agent the Placement Agent Warrants (as defined under “Plan of Distribution – Fees”) to purchase up to an aggregate of 800,000 ordinary shares at an exercise price of $0.41 per share.

This prospectus also relates to the ordinary shares issuable upon exercise of the warrants that we are offering to investors and to the Placement Agent.

Use of proceeds:	We intend to use the net proceeds from this offering solely for working capital and other general corporate purposes. There is no assurance that any of the warrants will ever be exercised for cash, if at all. See “Use of Proceeds” on page S-26.

Lock-up:

We have agreed, subject to certain exceptions, not to file registration statements, sell, offer or otherwise dispose of or transfer, directly or indirectly, any of our capital stock (including ordinary shares) or any securities convertible into or exchangeable for our capital stock, during a period commencing on the date of this prospectus supplement and ending 60 days after the closing of this offering, without the prior consent of the Placement Agent. See “Plan of Distribution” in this prospectus supplement.

Additionally, our directors and officers have executed lock-up agreements prohibiting them from trading in our equity securities, for a period of 60 days from closing of the offering, subject in each case to certain exceptions.

Risk factors:	You should read the “Risk Factors” section beginning on page S-16 of this prospectus supplement, the “Risk Factors” section beginning on page 15 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report for the year ended December 31, 2021 on Form 20-F for a discussion of factors to consider before deciding to purchase our securities.

Market for the shares and warrants:	Our ordinary shares are quoted and traded on the NASDAQ Capital Market under the symbol “LKCO.” However, there is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. The warrants are immediately separable from the shares being offered as part of the units.

The number of ordinary shares to be outstanding immediately after the completion of this offering is based on the actual number of shares outstanding as of July 26, 2022, which was 401,042,224, and does not include, as of that date:

●	26,666,667 ordinary shares issuable to investors upon exercise of the warrants offered in this offering;

●	800,000 ordinary shares issuable to the Placement Agent upon exercise of the Placement Agent Warrants to be issued in connection with this offering;

●

13,666,650 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an initial exercise price of $1.60 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on September 22, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●

21,634,614 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an initial exercise price of $2.38 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 19, 2021 (such exercise price for warrants held by investors reduced to $1.60 as a result of the offering that closed on September 22, 2021, and further reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●

849,910 (9,290,541 total warrants minus 8,440,631 warrants exercised) ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.11 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 16, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●

2,565 (5,288,464 total warrants minus 5,285,899 warrants exercised) ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $0.68 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 9, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering); and

●	22,794,872 ordinary shares issuable upon the conversion of the outstanding shares of our preferred shares.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our annual report on Form 20-F for the fiscal year ended December 31, 2021, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

Risks Related to Doing Business in China

If the PRC government deems that our agreements with our variable interest entities (our “VIEs”) do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares.

We are a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, we conducted the majority of our business through our wholly-owned or majority-owned subsidiaries and certain business through our operating entities established in the People’s Republic of China, or the PRC, primarily our VIEs. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we may explore and operate, we do not have any equity ownership of our VIEs, instead we receive the economic benefits of our VIEs’ business operations through certain contractual arrangements. Our ordinary shares that are currently listed on the Nasdaq Capital Markets are shares of our British Virgin Islands holding company that maintains service agreements through its wholly-owned or majority-owned subsidiaries with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For a description of our corporate structure and contractual arrangements, see “Corporate Structure” on page 43 and “VIE Agreements with VIEs and Their Respective Shareholders” on page 47.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We also believe that each of the contracts among our wholly-owned PRC subsidiary, our consolidated VIEs and its shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may be unable to direct the operations of our consolidated VIEs in the future, which conduct our manufacturing operations, hold significant assets and account for significant revenue, and may need to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offering to finance our consolidated VIEs’ business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our ordinary shares. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our consolidated VIEs or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIEs in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

In addition, while we will take every precaution available to effectively enforce the contractual and corporate relationship of the VIE agreements, these contractual arrangements are less effective than direct ownership and we may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under VIE Agreements, we will rely on the performance by the VIEs and its shareholders of their obligations under the contracts to direct the operation of the VIEs. As such, the shareholders of VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. The reorganization of the telecommunications industry encouraged by the PRC government has directly affected our industry and our growth prospect.

Growth of China’s economy has been uneven, both geographically and among various sectors of the economy, and the growth of the Chinese economy has slowed down in recent years. Some of the government measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation.

Our business benefits from certain government tax incentives. Expiration, reduction or discontinuation of, or changes to, these incentives will increase our tax burden and reduce our net income.

Under the PRC Enterprise Income Tax Law passed in 2007 and the implementing rules, both of which became effective on January 1, 2008, or the New EIT Law, a unified enterprise income tax rate of 25% and unified tax deduction standard is applied equally to both domestic-invested enterprises and foreign-invested enterprises, or FIEs. Enterprises established prior to March 16, 2007 eligible for preferential tax treatment in accordance with the then tax laws and administrative regulations shall gradually become subject to the New EIT Law rate over a five-year transition period starting from the date of effectiveness of the New EIT Law. However, certain qualifying high-technology enterprises may still benefit from a preferential tax rate of 15% if they own their core intellectual properties and they are enterprises in certain high-tech industries to be later specified by the government. As a result, if our PRC subsidiaries qualify as “high-technology enterprises,” they will continue to benefit from the preferential tax rate of 15%, subject to transitional rules implemented from January 1, 2008. Our subsidiaries, Beijing Zhong Chuan Shi Xun Technology Limited, Superengine Graphics Software Technology Development (Suzhou) Co., Ltd, eMapgo Technologies (Beijing) Co., Ltd., DMG Infotech Co., Ltd, and Beijing BotBrain AI Technology Ltd., are qualified as a “high-technology enterprise” until November 28, 2021 to December 17, 2024, respectively, and therefore they have benefited from the preferential tax rate of 15%, subject to transitional rules implemented on January 1, 2008. Although we intend to apply for a renewal of this qualification, if these subsidiaries cease to qualify as a “high-technology enterprise”, or the tax authorities change their position on our preferential tax treatments in the future, our future tax liabilities may materially increase, which could materially and adversely affect our financial condition and results of operations.

If we were deemed a “resident enterprise” by PRC tax authorities, we could be subject to tax on our global income at the rate of 25% under the New EIT Law and our non-PRC shareholders could be subject to certain PRC taxes.

Under the New EIT Law and the implementing rules, both of which became effective January 1, 2008, an enterprise established outside of the PRC with “de facto management bodies” within the PRC may be considered a PRC “resident enterprise” and will be subject to the enterprise income tax at the rate of 25% on its global income as well as PRC enterprise income tax reporting obligations. The implementing rules of the New EIT Law define “de facto management” as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. However, as of the date of this prospectus supplement, no final interpretations on the implementation of the “resident enterprise” designation are available. Moreover, any such designation, when made by PRC tax authorities, will be determined based on the facts and circumstances of individual cases. Therefore, if we were to be considered a “resident enterprise” by the PRC tax authorities, our global income would be taxable under the New EIT Law at the rate of 25% and, to the extent we were to generate a substantial amount of income outside of PRC in the future, we would be subject to additional taxes. In addition, the dividends we pay to our non-PRC enterprise shareholders and gains derived by such shareholders from the transfer of our shares may also be subject to PRC withholding tax at the rate up to 10%, if such income were regarded as China-sourced income.

Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, if our subsidiaries in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. As a result, there may be limitations on the ability of our PRC subsidiaries to pay dividends or make other investments or acquisitions that could be beneficial to our business or otherwise fund and conduct our business.

In addition, under the New EIT Law and the implementing rules that became effective on January 1, 2008, dividends generated from the business of our PRC subsidiaries after January 1, 2008 and payable to us may be subject to a withholding tax rate of 10% if the PRC tax authorities subsequently determine that we are a non-resident enterprise, unless there is a tax treaty with China that provides for a different withholding arrangement.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission (the “CSRC”) stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. To the best knowledge of this Company, as of the date of this prospectus supplement, current Chinese laws and regulations do not forbid us from issuing securities overseas. On December 24, 2021, the CSRC published draft regulations on domestic enterprises issuing securities and being listed overseas. According to the draft regulations, it will become compulsory for all relevant Chinese enterprises to register their overseas listing activities with the CSRC, and enterprises will be required to undertake the primary responsibilities of providing reliable information and ensuring their overseas listing activities meet relevant rules and laws at home and overseas. We will file required documentation once the final regulation is published by CSRC. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As the Data Security Law has not yet come into effect, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

Recently, the Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the CAC published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the life sciences sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, started to be implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, and our belief that we are currently in compliance therewith, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market or the Stock Exchange of Hong Kong. While we believe that our current operations are in compliance with the laws and regulations of the Cyberspace Administration of China, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which will take effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this prospectus supplement, we have not received any notice from any authorities identifying our PRC subsidiaries or the VIEs as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. When the Cybersecurity Review Measures become effective, and if the Security Administration Draft is enacted as proposed, we believe that the operations of our PRC subsidiaries and the VIEs and our listing will not be affected and that we will not be subject to cybersecurity review by the CAC for this offering, given that our PRC subsidiary and the VIE possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus supplement and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of the RMB may have a material adverse effect on the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximate 26.8% appreciation of the RMB against the U.S. dollar between July 21, 2005 and September 30, 2015. Provisions on Administration of Foreign Exchange, as amended in August 2008, further changed China’s exchange regime to a managed floating exchange rate regime based on market supply and demand. Since reaching a high against the U.S. dollar in July 2008, however, the RMB has traded within a narrow band against the U.S. dollar, remaining within 1% of its July 2008 high but never exceeding it. As a consequence, the RMB has fluctuated sharply since July 2008 against other freely-traded currencies, in tandem with the U.S. dollar. In August 2015, the PRC Government devalued its currency by approximately 3%, representing the largest yuan depreciation for 20 years. Concerns remain that China’s slowing economy, and in particular its exports, will need a stimulus that can only come from further cuts in the exchange rate.

It is difficult to predict how long the current situation may continue and when and how it may change again as the People’s Bank of China may regularly intervene in the foreign exchange market to achieve economic policy goals. Substantially all of our revenues and costs are denominated in the RMB, and a significant portion of our financial assets are also denominated in RMB. We principally rely on dividends and other distributions paid to us by our subsidiaries in China. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ADSs or ordinary shares in U.S. dollars. Any fluctuations of the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes.

PRC laws and regulations governing our businesses. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Our auditor is headquartered in the United States, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our independent registered public accounting firm issued an audit opinion on the financial statements incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC and will issue audit reports related to us in the future. As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which became effective on May 5, 2021. We will be required to comply with these rules if the SEC identifies our auditors as having a “non-inspection” year under a process to be subsequently established by the SEC.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA.

While the HFCAA is not currently applicable to the Company because the Company’s current auditors are subject to PCAOB review, if this changes in the future for any reason, the Company may be subject to the HFCAA. The implications of this regulation if the Company were to become subject to it are uncertain. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our ordinary shares is unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares.

It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with regulatory authorities in the Unities States—including the SEC and the Department of Justice—may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to any exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering solely for working capital and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering for working capital and general corporate purposes. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the ordinary shares you purchase.

Because the price per ordinary share being offered is higher than the book value per ordinary share, you will suffer substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on the offering price of $0.30 per ordinary share, if you purchase the ordinary shares offered in this offering, you will suffer immediate and substantial dilution per share in the net tangible book value of the ordinary shares.

There is no public market for the warrants to purchase ordinary shares in this offering.

There is no established public trading market for the warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of institutional and individual shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Holders of the warrants will have no rights as holders of ordinary shares until they acquire our ordinary shares.

Until you acquire our ordinary shares upon exercise of any of the warrants, you will have no rights with respect to our ordinary shares. Upon exercise of any warrants held, you will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $7,420,000.00, after deducting estimated offering expenses of approximately $760,000.10. We will not receive any proceeds from the sale of ordinary shares issuable upon exercise of the warrants that we are offering unless and until such warrants are exercised.

If all of the warrants (warrants to purchase 27,466,667 ordinary shares, including the Placement Agent Warrants to purchase 800,000 ordinary shares) issued in connection with this offering are fully exercised for cash, we would receive additional aggregate proceeds of approximately $11,261,333.

We intend to use the net proceeds from this offering for general corporate purposes and working capital, including for research and development, general and administrative expenses, and potential ordinary course acquisitions of technologies that complement our business. We may separate certain proceeds from this offering for the purpose of indemnification of the Placement Agent.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Our management will have discretion in the application of the net proceeds from this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

DILUTION

If you purchase any of the units offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per unit you pay in this offering and the net tangible book value per ordinary share immediately after this offering, assuming no value is attributed to the warrants included in the units. Our audited net tangible book value as of December 31, 2021 was approximately $(30.8) million, or approximately $(0.08) per ordinary share. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of ordinary shares outstanding.

After giving effect to the sale by us of 26,666,667 units in this offering at a public offering price of $0.30 per unit, assuming no value is attributed to the warrants included in the units, and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $(23.6) million, or approximately $(0.06) per ordinary share. This represents an immediate increase in net tangible book value of approximately $(0.14) per share to existing shareholders and an immediate dilution of approximately $0.24 per share, or 80%, to new investors. Our net tangible book value calculation assumes no exercise of the warrants offered hereby. The following table illustrates this calculation on a per share basis:

Public offering price per unit		$0.30
Net tangible book value per share as of December 31, 2021	$(0.08)
Increase in adjusted net tangible book value per share attributed to the investors purchasing shares issued in this offering	0.14
Net tangible book value per share after giving effect to this offering		(0.06)
Dilution to net tangible book value per share to new investors purchasing shares in this offering		$0.24

To the extent that our outstanding options, warrants or subscription investment units are exercised, investors in this offering may suffer additional dilution.

The total number of ordinary shares reflected in the discussion and table above is based on 385,542,224 ordinary shares outstanding as of December 31, 2021, and excludes, as of such date:

●	26,666,667 ordinary shares issuable to investors upon exercise of the warrants offered in this offering;

●	800,000 ordinary shares issuable to the Placement Agent upon exercise of the Placement Agent Warrants to be issued in connection with this offering;

●	13,666,650 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an initial exercise price of $1.60 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on September 22, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●	21,634,614 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an initial exercise price of $2.38 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 19, 2021 (such exercise price for warrants held by investors reduced to $1.60 as a result of the offering that closed on September 22, 2021, and further reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●	849,910 (9,290,541 total warrants minus 8,440,631 warrants exercised) ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.11 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 16, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering);

●	2,565 (5,288,464 total warrants minus 5,285,899 warrants exercised) ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $0.68 per share that we issued to investors and to the Placement Agent in a registered direct offering of securities that closed on February 9, 2021 (such exercise price for warrants held by investors reduced to a price being the lower of $0.30 and the lowest daily volume weighted average price of the ordinary shares on the Nasdaq stock exchange on any trading day during the five trading day period immediately following the date of the securities purchase agreement signed on July 26, 2022 and future similar anti-dilution protection during the term of such warrant as a result of this offering); and

●	22,794,872 ordinary shares issuable upon the conversion of the outstanding shares of our preferred shares.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021:

●	on an actual basis;

●

on an as adjusted basis through July 26, 2022 giving effect to the issuance of 6,000,000 ordinary shares related to the acquisition of Beijing Hongda Jiutong Technology Development Co., Ltd, a big data service provider for intelligent transportation and connected vehicles in China, and 9,500,000 of share-based payments; and

●	on an as further adjusted basis to reflect this offering.

The pro forma information below should be read in conjunction with our financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 20-F incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2021
	Actual	As Adjusted	As Further Adjusted
Long-term debt	$9,632,351	$9,632,351	$9,632,351
Shareholders’ equity:
Preferred Shares ($0.01 par value; 1,000,000 shares authorized, issued and outstanding, actual, as adjusted and as further adjusted)	10,000	10,000	10,000
Ordinary Shares ($0.01 par value; 500,000,000 shares authorized; 385,542,224 shares issued and outstanding actual, 401,042,224 shares issued and outstanding as adjusted, 427,708,891 shares issued and outstanding as further adjusted)	3,855,422	4,010,422	4,277,089
Series A Preferred Shares ($0.01 par value; 21,794,872 shares authorized, 21,794,872 shares issued and outstanding, actual, as adjusted and as further adjusted)	217,949	217,949	217,949
Series B Preferred Shares ($0.01 par value; 1,500,310 shares authorized, 1,500,310 shares issued, actual, as adjusted and as further adjusted)	-	-	-
Additional Paid-in Capital	326,309,353	326,309,353	333,282,686
Accumulated deficit	(182,710,276)	(182,710,276)	(182,710,276)
Accumulated Other Comprehensive Loss	(1,592,762)	(1,592,762)	(1,592,762)
Total Luokung Technology Corp. shareholders’ equity	146,089,686	146,244,686	153,484,686
Total Equity	153,848,002	154,003,002	161,243,002
Total Capitalization	$153,848,002	$154,003,002	$161,243,002

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering an aggregate of 26,666,667 units, which consists of 26,666,667 ordinary shares and warrants to purchase, in the aggregate, an additional 26,666,667 ordinary shares to the investors. The ordinary shares and warrants being sold to investors in this offering will be sold together in units, each consisting of one ordinary share and a warrant (to purchase one ordinary share for each ordinary share included in the unit).

We are offering the units at a purchase price of $0.30 per unit. Units will not be issued or certificated. The ordinary shares and warrants included in the units are immediately separable and will be issued separately.

This prospectus supplement also relates to the offering of the Placement Agent Warrants and of the 800,000 ordinary shares issuable upon exercise, if any, of the Placement Agent Warrants.

Ordinary Shares

A description of the ordinary shares that we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Share Capital - Ordinary Shares,” starting on page 12 of the accompanying prospectus. As of July 26, 2022, we had 401,042,224 outstanding ordinary shares.

Warrants

The material terms and provisions of the warrants being offered to investors and the Placement Agent Warrants offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each investor in this offering and the form of placement agent warrant which will be provided to the Placement Agent or its designee(s) and have been filed as exhibits to our Report on Form 6-K filed with the SEC on July 26, 2022, in connection with this offering.

The warrants being offered to investors are exercisable for up to an aggregate of 26,666,667 ordinary shares at an exercise price of $0.41 per share. The Placement Agent Warrants are exercisable for up to an aggregate of 8,000,000 ordinary shares at an exercise price of $0.41. The Placement Agent Warrants generally have the same terms as the warrants being offered to investors, as described below, provided that the Placement Agent Warrants will not provide for certain anti-dilution protections included in the warrants offered to investors or accrual of cash dividends prior to exercise in accordance with FINRA Rule 5110.

Exercisability. The warrants are exercisable for a period of five years commencing immediately upon issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full in immediately available funds for the number of ordinary shares purchased upon such exercise. If a registration statement registering the issuance of the ordinary shares underlying the warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the warrant. We have the right to request the mandatory exercise of the warrants if the volume weighted average price of the ordinary shares equals or exceeds $1.02 for 10 consecutive days, subject to certain other conditions being satisfied as set forth in the warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrants if the holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. The exercise price of the warrants is also subject to adjustment in the event that we issue ordinary shares (or ordinary share equivalents) in subsequent transactions that have an exercise price that is lower than the then current exercise price of the warrants, subject to customary exceptions. In addition, the number of warrant shares could potentially increase in any of the events listed above to preserve the initial investment value of the warrants. The terms of the warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Exchange Listing. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our ordinary share price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Voluntary Adjustment By Company. Subject to the rules and regulations of Nasdaq, the Company may at any time during the term of the warrants, subject to the prior written consent of the holder, reduce the then current exercise price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Fundamental Transactions. If (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of ordinary shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding ordinary shares, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the ordinary shares or any compulsory share exchange pursuant to which the ordinary shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding ordinary shares (not including any ordinary shares held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination, each a “Fundamental Transaction,” then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our ordinary shares are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of warrants shall be given the same choice as to the consideration it receives upon any exercise of the warrants following such Fundamental Transaction.

In the event of a Fundamental Transaction, we or a successor entity, as applicable, shall, at the option of the warrant holder, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase the warrant from the applicable warrant holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the warrant) of the remaining unexercised portion of the holder’s warrant on the date of the consummation of such Fundamental Transaction; provided, if the Fundamental Transaction is not within our control, the applicable holder shall only be entitled to receive from our company or a successor entity, as applicable, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our ordinary shares in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of our ordinary shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction, provided further, if that if holders of ordinary shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of ordinary shares will be deemed to have received ordinary shares of the successor entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

Dividends. If, at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our ordinary shares, by way of return of capital or otherwise, then each holder of ordinary shares shall be entitled to participate in such distribution, subject to the beneficial ownership limitations, to the same extent that the holder would have participated therein if the holder had held the number of ordinary shares acquirable upon complete exercise of warrants immediately prior to the record date for such distribution.

PLAN OF DISTRIBUTION

Placement Agent Agreement

We have entered into a placement agency agreement (the “Placement Agent Agreement”), dated July 26, 2022, with FT Global Capital, Inc. (“FT Global Capital”), pursuant to which FT Global Capital agreed to act as our exclusive Placement Agent in connection with this offering. The Placement Agent Agreement with FT Global Capital was attached as Exhibit 10.1 to our Report on Form 6-K filed July 26, 2022.

The Placement Agent is not purchasing any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but the Placement Agent has agreed to use its reasonable best efforts to arrange for the direct sale of all of the securities in this offering pursuant to this prospectus supplement and the accompanying prospectus. There is no requirement that any minimum number or dollar amount of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus supplement. We have agreed to indemnify the Placement Agent and purchasers against liabilities under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

We entered into a Securities Purchase Agreement, dated as of July 26, 2022 with certain investors purchasing the securities being issued pursuant to this offering. The form of the Securities Purchase Agreement is included as Exhibit 10.2 to our Report on Form 6-K filed with the SEC on July 26, 2022, in connection with this offering. The closing of this offering will take place on or around July 28, 2022, and the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;

●	the Placement Agent will receive the Placement Agent fees and the Placement Agent Warrants in accordance with the terms of the Placement Agent Agreement; and

●	we will deliver the units, consisting of ordinary shares and warrants.

We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

In connection with this offering, the Placement Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares by the Placement Agent. Under these rules and regulations, the Placement Agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the Placement Agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has received or may in the future receive customary fees and expenses. See “Prospectus Supplement Summary – Other Recent Developments.”

We have agreed, subject to certain exceptions, not to file registration statements, or sell, offer or otherwise dispose of or transfer, directly or indirectly, any of our capital stock (including ordinary shares) or any securities convertible into or exchangeable for our capital stock, during a period commencing on the date of this prospectus supplement and ending 60 days after the closing of this offering without the prior written consent of the Placement Agent. The Securities Purchase Agreement contains similar restrictions.

We have also agreed with the purchasers of securities in this offering that if we issue securities within the twelve months following the closing of this offering, those purchasers as a group shall have the prorated right to purchase 35% of the securities on the same terms, conditions and price provided for in the proposed subsequent issuance of securities.

In addition, we also agreed with the purchasers that until the later of the first anniversary of the closing of this offering or for so long as the warrants remain outstanding, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we issue or sell (or enter into any agreement to issue or sell) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ordinary shares or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

Fees

In consideration for these placement agent services, we have agreed to pay the Placement Agent upon the closing of this offering a cash fee equal to 6.5% of the aggregate purchase price of the units sold under this prospectus supplement and the accompanying prospectus. In addition, we agreed to pay additional compensation in the form of warrants (the Placement Agent Warrants) to purchase that number of ordinary shares which equals 3.0% of the aggregate number of ordinary shares included in the units sold in this offering at an exercise price of $0.41 per share. The Placement Agent Warrants issuable to the Placement Agent or its designee(s) shall generally be on the same terms and conditions as the warrants offered to investors, provided that the Placement Agent Warrants are exercisable at $0.41 per share and will not provide for certain anti-dilution protections included in the warrants offered to investors or accrual of cash dividends prior to exercise in accordance with FINRA Rule 5110. Under the Placement Agent Agreement, the Placement Agent is also entitled to additional tail compensation for any financings consummated following the termination of the Placement Agent Agreement through and including April 8, 2023, to the extent that such financing is provided to us by investors that the Placement Agent had introduced to us.

We have agreed to indemnify the Placement Agent and purchasers against liabilities under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The following table shows the per unit and total fees we will pay to the Placement Agent in connection with the sale of the securities offered pursuant to this prospectus supplement assuming the purchase of all of the units offered hereby:

	Per Unit	Total
Offering price	$0.30	$8,000,000.10
Placement Agent’s fees*	$0.0195	$520,000.00
Proceeds, before other expenses, to us	$0.2805	$7,480,000.10

*	Does not include any Placement Agent Warrants

Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable and may be substantially less than the maximum amount set forth above.

We are obligated to reimburse the Placement Agent for certain expenses incurred by it in connection with the offering, not to exceed $60,000.

We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees, will be approximately $200,000, which include legal and printing costs, various other fees and expenses. At the closing, our transfer agent will credit the ordinary shares to the respective accounts of the purchasers. We will mail the warrants directly to the purchasers at their respective addresses set forth in the Securities Purchase Agreement.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agent Agreement or the Securities Purchase Agreement. Forms of each have previously been included as exhibits to our Report on Form 6-K filed with the SEC on July 26, 2022, and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by Conyers Dill & Pearman LLP, Hong Kong. Certain legal matters governed by the laws of New York will be passed upon for us by Pryor Cashman LLP, New York, New York. Certain legal matters will be passed upon for the Placement Agent by Morgan, Lewis & Bockius LLP, Washington, D.C.

EXPERTS

The consolidated financial statements as of December 31, 2020, and for the fiscal years ended December 31, 2020 and 2019, incorporated by reference into this prospectus supplement have been audited by Moore Stephens CPA Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2021, and for the fiscal year ended December 31, 2021, incorporated by reference into this prospectus supplement have been audited by MSPC Certified Public Accountants and Advisors, A Profession Corporation, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the Securities and Exchange Commission.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being offered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●	our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on May 17, 2022;

●	our Reports of Foreign Private Issuer on Form 6-K furnished with the SEC on June 29, 2022, July 7, 2022, and July 26, 2022; and

●	the description of our ordinary shares contained in Exhibit 2.4 of our Annual Report on Form 20-F for the year ended December 31, 2020, filed on May 14, 2021, and any other amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Luokung Technology Corp.

Attention: Investor Relations

B9-8, Block B, SOHO Phase II, No. 9

Guanghua Road, Chaoyang District

Beijing People’s Republic of China 100020

(86) 10-65065217

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

$290,000,000
Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

LUOKUNG TECHNOLOGY CORP.

We may offer, issue and sell from time to time up to $290,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, including in the form of preferred shares, warrants to purchase ordinary shares or preferred shares, subscription rights, debt securities and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, preferred shares, warrants, subscription rights, debt securities, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can More Find Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The NASDAQ Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our Ordinary Shares are listed on The NASDAQ Capital Market under the symbol “LKCO”. On August 6, 2019, the last reported price of our Ordinary Shares on The NASDAQ Capital Market was $9.22 per ordinary share. As of August 6, 2019, the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates was $884,666,358 based on 200,317,558 issued and outstanding ordinary shares and 1,000,000 preferred shares, of which 95,950,798 ordinary shares are held by non-affiliates, and a per share price of $9.22 which was the closing sale price of our ordinary shares as quoted on the Nasdaq Capital Market on August 6, 2019. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 5, AS WELL AS THE RISKS DISCUSSED UNDER THE CAPTION “RISK FACTORS” IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 7, 2019

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $290,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, unless we indicate otherwise, “we”, “us”, “our”, “the Company” and “Luokung” refere to Luokung Technology Corp., as consolidated with its various subsidiaries. References to “ordinary shares”, “preference shares”, “warrants” and “share capital” refer to the ordinary shares, preference shares, warrants and share capital, respectively, of Luokung.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, we have used industry and market data obtained from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. We have compiled, extracted and reproduced industry and market data from external sources that we believe to be reliable. We caution prospective investors not to place undue reliance on the above mentioned data. Unless otherwise indicated in the prospectus, the basis for any statements regarding our competitive position is based on our own assessment and knowledge of the market in which we operate. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. The trademarks, trade names and service marks in this prospectus are the property of other respective owners.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

BUSINESS DESCRIPTION

LUOKUNG TECHNOLOGY CORP.

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a company incorporated under the laws of the British Virgin Islands(“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokuang” and “SuperEngine”. “Luokuang” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing.

We are a China-based provider of location-based services and mobile application products for long distance travelers in China. Our primary mobile application, the Luokuang platform, consists of the Luokuang mobile applications, a series of supporting software at the server end, and rail-Wi-Fi hardware and equipment on the trains that we serve. The LuoKuang platform incorporates technologies covered by 22 patents and about 34 software copyrights, and serves as a content and service distribution platform that is tailored for particular travel stages featuring geographic location and social interactions. The content and services distributed by Luokuang contain information, entertainment, travel, e-commerce, online to offline (“O2O”), advertisement and other marketing features.

Luokuang mainly provides personalized and targeted services to long distance travelers in two locations: on the train and at the destination. Based on the travel environment, the core elements of our users’ needs include staving off boredom on trains and discovering and exploring new locations upon arrival. The main services contain entertainment services (videos and audio, digital readings, games specific and tailored to the travel stage) and social services (satisfying the demand for value discovery of unfamiliar destinations through social interaction among strangers based on locations). As of December 31, 2018, the Luokuang platform featured about 51 million users.

We use the most valuable Wi-Fi location—the train Wi-Fi setting—as the entrance of our Luokuang platform and mobile applications. Passengers typically ride trains for long-distance and inter-provincial travel purposes. The long periods of monotonous journeys and the cost concerns for roaming traffic fees enable the combination of entertainment content service needs and Wi-Fi access needs. Our rail-Wi-Fi becomes a valuable and sophisticated Wi-Fi service in this setting—not just Wi-Fi connection service, but a provider of sophisticated services through a Wi-Fi connection. We do not define ourselves as a train Wi-Fi communication service operator but as a long-distance travel mobile service and location-based service provider. The rail Wi-Fi is our access point to a significant pool of users and the entrance to acquiring additional users.

The recommender services focus on providing targeted push services to users while travelling in unfamiliar cities. Local information and guidance service are precisely pushed according to individual user’s interest and taste, including restaurants, entertainment, living styles, local snacks, local products, scenic spots, cultural history and stories. The guidance service is User Generated Content which is shared and distributed by individual users including travelers, local residents and local businesses.

In June 2018, China Railway Gecent Technology Co., Ltd. (or “Gecent”) (established jointly by China Railway Investment Co., Ltd., Geely Holding Group and Tencent Holdings Ltd.) obtained the exclusive right to build and operate on train Wi-Fi for all the High-speed trains in China. It provides a full-travelling service including on train Wi-Fi, entertainments, news, online meals order, online specialty retailer and connecting travel. As the pathfinder in on-train Wi-Fi market in China, we have accumulated great experiences and resources in construction and operation on train Wi-Fi on express trains in China, which enable us to cooperate with Gecent to provide location-based services through the provision of our map SDKs (Software Development Kit) and APIs (Application-programming Interface), including services at train stations covering navigation and OTO services, and to provide movie content SDK, movie copyrights and operating services to the users of Gecent’s mobile application. Through the cooperation with Gecent, we are able to expand our services to more valuable high-speed train passengers, while the high-speed train Wi-Fi in China will cover about 3 billion passenger trips till the year of 2020.

Through the acquisition of Superengine Holding Limited (“Superengine”), we obtained patented technologies in spatial-temporal big data indexing, storage, transmission and visualization that can support the full vector maps without tile, which can be effectively applied to HD maps, location-based services, smart cities, intelligent transportation systems, mapping and surveying, remote sensing and monitoring. We possess fifteen patents and nine patent application rights in U.S., Europe, Japan and China. Our graphics processing system is a thousand times more efficient than competing technologies in querying, retrieving, transmitting and rendering graphical information, and allowing TB (Terabyte) sized data to be released in seconds, which enable our customers to obtain real-time operational intelligence by harnessing the value of their database.

Other Recent Events

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a company incorporated under the laws of the British Virgin Islands(“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokuang” and “SuperEngine”. “Luokuang” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing. In May 2010, we consummated an initial public offering of our American Depository Shares, or ADSs, for gross proceeds of $16 million, and our ADSs were listed on the NASDAQ Capital Market under the ticker symbol “KONE”. On August 17, 2018, we completed the transactions contemplated by the Asset Exchange Agreement (“AEA”) with C Media Limited (“C Media”) entered into on January 25, 2018. On August 20, 2018, we changed our name to Luokung Technology Corp., our American Depository Shares (“ADSs”) were voluntarily delisted from the NASDAQ Capital Market on September 19, 2018 and on January 3, 2019 our ordinary shares started trading on NASDAQ under the ticker symbol “LKCO”.

On August 17, 2018, we consummated an asset exchange transaction, pursuant to which we exchanged all issued and outstanding capital stock in Topsky Info-Tech Holdings Pte Ltd., the parent of Xi’an Softech Co., Ltd, for the issued and outstanding capital stock of LK Technology (the “Asset Exchange”). In connection with the Asset Exchange, we changed our name on August 20, 2018, and on September 20, 2018, issued to the shareholders of C Media Limited, the former parent of LK Technology, (i) 185,412,599 of our ordinary shares, par value $0.01 per share and (ii) 1,000,000 of our preferred shares. Upon the consummation of the Asset Exchange, we ceased our previous business operations and became a company focused on the provision of location-based service and mobile application products for long distance rail travelers in China.

On August 25, 2018, LK Technology entered into a Stock Purchase Agreement (the “Agreement”) with the shareholders of Superengine, a limited liability company organized under the laws of the British Virgin Islands, pursuant to which LK Technology acquired all of the issued and outstanding capital stock of Superengine for an aggregate purchase price of US$60 million (the “Purchase Price”), which are paid by the issuance of our Ordinary Shares in an amount equal to the quotient of (x) the Purchase Price divided by (y) the average of the closing prices of the Ordinary Shares on the NASDAQ Capital Market over the 12 months period preceding July 31, 2018. We are a party to the Agreement in connection with the issuance of the Ordinary Shares and certain other limited purposes.

Corporate Information

Our principal executive offices are located at LAB32, SOHO 3Q, No 9, Guanghua Road, Chaoyang District, Beijing, People’s Republic of China 100020.   Our website is www.luokung.com.  We routinely post important information on our website.  The information contained on our website is not a part of this annual report.

Our agent for service of process in the United States is Worldwide Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of One University Plaza, Suite 505, Hackensack, New Jersey 07601.

RISK FACTORS

An investment in our ordinary shares involves risk. Before you invest in ordinary shares issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the risks described in page 3 to page 19 of our Annual Report on Form 20-F, filed on April 24, 2019, for our most recent fiscal year, which are incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The risk factors related to our business contained in or incorporated by reference into this prospectus comprise the material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Going Concern Note

The Company’s consolidated financial statements that are incorporated by reference have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company incurred losses from operations of $10,819,852, $6,871,542 and $12,283,219 for the years ended December 31, 2018, 2017 and 2016, respectively. As of December 31, 2018, the Company had cash of $1,192,218 and a working capital deficit of $2,195,377. These conditions indicate the existence of substantial doubt over the Company’s ability to continue as a going concern. In order to alleviate the substantial doubt, the Company intend to meet the cash requirements for the next 12 months from the issuance date of this report through a combination of debt and equity financing such as by way of private placements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about our Company and industry and involve risks and uncertainties. All statements other than statements of historical fact in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our future business development, results of operations and financial condition;

●	expected changes in our net revenues and certain cost or expense items;

●	our ability to attract and retain customers; and

●	trends and competition in the spatial-temporal big-data processing and interactive location-based services market.

You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this annual report discuss factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures and the acquisitions of new technologies and investments.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2018. You should read this table in conjunction with our consolidated financial statements and the related notes included in our annual report on Form 20-F for the year ended December 31, 2018, which are incorporated by reference herein.

The capitalization table does not include pro-forma adjustments for the number of shares which are being registered on the registration statement of which this prospectus is a part and may be sold under the prospectus, because the full number of shares that may be sold cannot be specifically determined as it will be based on the market price of an ordinary share from time to time when puts are made by the Company.

As of December 31, 2018
USD$
Long term borrowings	244,755
Shareholders’ equity:
Preferred Shares ($0.01 par value; 1,000,000 shares authorized, issued and outstanding)	10,000
Ordinary Shares ($0.01 par value; 250,000,000 shares authorized; 199,317,558 shares issued and outstanding)	1,993,176
Additional paid in capital	102,125,814
Accumulated deficit	(41,863,694)

Accumulated other comprehensive loss	835,463
Total Luokung Technology Corp. shareholders’ equity	63,100,759

Total equity	63,100,759
Total capitalization	63,345,514

Plan of Distribution

The Securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, our memorandum and articles of association authorize the issuance of up to a maximum of 251,000,000 shares, which are designated as (i) 250,000,000 of ordinary shares of which 200,317,558 ordinary shares are issued and outstanding, and (ii) 1,000,000 preferred shares of which 1,000,000 preferred shares are issued and outstanding, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company.

The following is a summary of the material provisions of our ordinary shares and our memorandum and articles of association.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Holders of our ordinary shares who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an ordinary share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a preferred share of the Company confers on the holder:

(a)	the right to 399 votes at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up;

(d)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more private transactions, subject to applicable law; and

(e)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more public transactions, subject to applicable law and automatic conversion of such preferred share(s) into ordinary share(s).

Each Preferred Share shall be automatically converted at any time after issue and without the payment of any additional sum into an equal number of fully paid Ordinary Shares upon the conclusion of any transfer by Mr. Xuesong Song to any third party through one or more Public Transactions.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part, does not purport to be complete and is subject to and qualified in its entirety by our memorandum of association and articles of association and by the applicable provisions of British Virgin Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $290,000,000 in the aggregate of:

●	ordinary shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into ordinary shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into ordinary shares of, another series of preferred shares or other securities. The debt securities, the preferred shares, the ordinary shares and the warrants are collectively referred to in this prospectus as the “Securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

As of the date of this prospectus, our memorandum and articles of association authorize the issuance of up to a maximum of 251,000,000 shares, which are designated as (i) 250,000,000 of ordinary shares of which 200,317,558 ordinary shares are issued and outstanding, and (ii) 1,000,000 preferred shares of which 1,000,000 preferred shares are issued and outstanding, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company.

The following is a summary of the material provisions of our ordinary shares and our memorandum and articles of association.

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Holders of our ordinary shares who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an ordinary share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Preferred Shares

As of the date of this prospectus, our memorandum and articles of association authorize the issuance of up to a maximum of 1,000,000 preferred shares of which 1,000,000 preferred shares are issued and outstanding, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company. As of the date of this prospectus, no preferred shares were authorized and not issued and outstanding.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a preferred share which is currently issued and outstanding confers on the holder:

(a)	the right to 399 votes at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up;

(d)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more private transactions, subject to applicable law; and

(e)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more public transactions, subject to applicable law and automatic conversion of such preferred share(s) into Ordinary Share(s).

Each Preferred Share shall be automatically converted at any time after issue and without the payment of any additional sum into an equal number of fully paid Ordinary Shares upon the conclusion of any transfer by Mr. Xuesong Song to any third party through one or more Public Transactions.

Our board may fix the rights, preferences, privileges and restrictions of authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our ordinary shares or any series of preferred shares;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred shares and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of the preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preferred per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	any listing of preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred shares terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the shareholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, preferred shares and/or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or preferred shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or preferred share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or preferred shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as senior, subordinated debt and/or convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities, unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

We are paying all of the expenses of the registration of our ordinary shares under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $136,360 which at the present time include the following categories of expenses:

SEC registration fee	$35,148

Legal fees and expenses	$50,000

Accounting fees and expenses	$5,000

Total	$90,148

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our ordinary shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus will be passed upon for us by Conyers Dill & Pearman 29th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong.

EXPERTS

The consolidated financial statements as of December 2018 and 2017 and for the fiscal years ended December 31, 2018, 2017 and 2016 incorporated by reference into this prospectus have been audited by Moore Stephens CPA Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the SEC’s public reference rooms, including those located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares being offering under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to our Company and the ordinary shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement are available for inspection and copying as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed on April 24, 2019;

●	our Form 6-K filed on July 9, 2019;

●	the description of the ordinary shares contained in our Registration Statement on Form 8-A, filed on May 7, 2010 (SEC File No. 001-34738), and any other amendment or report filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus.

We will also provide paper copies of our filings free of charge upon written or oral request. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

Luokung Technology Corp.
Attention: Investor Relations
LAB 32, SOHO 3Q, No 9, Guanghua Road
Chaoyang District, Beijing
People’s Republic of China, 100020 (tel.) (86) 10-85866721

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Article 157 of our articles of association requires that differences arising between the Company and any member in respect of the true intent and construction or the incidence or consequences of articles of association or the BVI Business Companies Act, touching anything done or executed, omitted or suffered in pursuance of the BVI Business Companies Act or touching any breach or alleged breach or otherwise relating to the premises or to articles of association or to the BVI Business Companies Act or other BVI law affecting the Company or to any of the affairs of the Company, be referred to arbitration.  Other than with respect to disputes of the type set out in  Article 157, arbitration is not stated to be the means for resolving matters with our shareholders.  This provision does not apply to claims made under the federal securities laws of the United States.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. The majority of our directors and officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been informed by Conyers Dill & Pearman our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:

●	the foreign court issuing the judgment had jurisdiction in the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process; and

●	the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an in British Virgin Islands law.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Luokung Technology Corp.

26,666,667 Ordinary Shares

Investor Warrants to Purchase up to 26,666,667 Ordinary Shares and

26,666,667 Ordinary Shares Issuable upon Exercise of the Investor Warrants

Placement Agent Warrants to Purchase up to 800,000 Ordinary Shares and

800,000 Ordinary Shares Issuable upon Exercise of the Placement Agent Warrants

Prospectus Supplement

FT Global Capital, Inc.

July 26, 2022